WARRANT AMENDMENT AGREEMENT

THIS WARRANT AMENDMENT AGREEMENT (the “Agreement”), dated as of February 10, 2010, is entered into by and among Wizzard Software Corporation, a Colorado corporation (the “Company”), and Canada Pension Plan Investment Board (the “Holder”).  Defined terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement (as defined below).

WHEREAS, pursuant to that certain Securities Purchase Agreement, dated June 29, 2007 (the “Purchase Agreement”), among the Company, the Holder and the other investors signatory thereto,  the Company issued the investors thereunder shares of Series A 7% Convertible Preferred Stock and warrants exercisable for shares of Common Stock (the “Warrants”);

WHEREAS, the Holder currently holds a Warrant to purchase 609,576 shares of the Company’s common stock at a purchase price of $2.85 per share (the “Warrant Shares”);

WHEREAS, there is currently an effective registration statement with respect to Warrant Shares (SEC File No. 333-144886);

WHEREAS, the Holder’s Warrant presently provides for cashless exercise only in the event that there is no effective registration statement registering the Holder’s resale of the Warrant Shares;

WHEREAS, the Company and the Holder wish to amend the terms of the Warrant held by the Holder to provide for the cashless exercise of the Warrant notwithstanding the above-referenced effective registration statement such that the Holder will be entitled to receive 50,000 shares of the Company’s common stock upon full exercise of its Warrant;

NOW THEREFORE, in consideration of the mutual covenants contained herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Holder hereby agree as follows:

1.

Amendment and Immediate Cashless Exercise of Warrant.  The parties hereby agree:  (i) pursuant to Section 5(l) of the Warrant, to amend Section 2(c) of the Warrant to add the following sentence at the end thereof: “In addition, the Holder may exercise this Warrant on a cashless basis pursuant to the terms of that certain Warrant  Amendment Agreement, dated February 10, 2010, between the Holder and the Company, such that this Warrant may be exercised in full for 50,000 Warrant Shares of the Company’s common stock”; and (ii) to allow an immediate cashless exercise of the Warrant pursuant to the amended Section 2(c) such that the Company shall issue to the Holder, for no cash or other consideration, 50,000 Warrant Shares.  Such Warrant Shares shall be issued without any legends or restrictions, electronically, pursuant to the DTC instructions included on the Holder’s signature page hereto, within 3 Trading Days from the date hereof.  The Holder acknowledges and agrees that upon the issuance of the 50,000 Warrant Shares pursuant to this Section, the original certificate evidencing its Warrants will be deemed cancelled and the Holder will not be entitled to receive any additional Warrant Shares under its Warrant.

2.

Representations and Warranties of the Company. The Company hereby makes to the Holder the following representations and warranties:

(a)

Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder.  The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection therewith.  This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)

No Conflicts.  The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing a Company or Subsidiary debt or otherwise) or other material understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations and Trading Market rules and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(c)

Issuance of the Warrant Shares.  The 50,000 Warrant Shares are duly authorized and, upon the execution of this Agreement by the Holder will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens.  The Company has reserved from its duly authorized capital stock a number of shares of Common Stock for issuance of these 50,000 Warrant Shares.

(d)

Resale Registration.  Pursuant to the Registration Statement on Form SB-2, File No. 333-144886, the Exchange Shares are being issued without restrictive legend predicated on the Holder’s obligations under Section 4.1(e) of the Purchase Agreement to comply with the prospectus delivery requirements.  Within one (1) Trading Day of the date hereof, the Company shall have filed a prospectus supplement to such registration statement disclosing the amendment of the Warrant pursuant to Section 1 of this Agreement and take any other action necessary to permit the immediate resale of the 50,000 Warrant Shares by the Holder pursuant to such registration statement until such time that either the Holder no longer holds any such Warrant Shares or such Warrant Shares may be resold pursuant to Rule 144 without volume or manner restrictions as determined by the issuance of a legal opinion for the benefit of the Holder in respect of the eligibility to resell the Warrant Shares pursuant to Rule 144.  Except as specifically set forth herein, the terms of the Registration Rights Agreement shall govern the right of the Holder with respect to these Warrant Shares.

3.

Representations and Warranties of the Holder.

(a)

Authorization; Enforcement.  The Holder has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder.  The execution and delivery of this Agreement by the Holder and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Holder and no further action is required by the Holder, its board of directors or its stockholders in connection therewith.  This Agreement has been duly executed by the Holder and, when delivered in accordance with the terms hereof will constitute the valid and binding obligation of the Holder enforceable against the Holder in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

4.

Miscellaneous.

(a)

Except as expressly set forth above, all of the terms and conditions of the Transaction Documents shall continue in full force and effect after the execution of this Agreement and shall not be in any way changed, modified or superseded by the terms set forth herein.  The Company shall, within 1 Trading Day of the date hereof, file a Current Report on Form 8-K disclosing the material terms of the transactions contemplated hereby, and shall attach this Agreement (the “8-K Filing”).  From and after the filing of the 8-K Filing with the Commission, the Holder shall not be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of their respective officers, directors, employees or agents, that is not disclosed in the 8-K Filing.  The Company shall consult with the Holder in issuing any other press releases with respect to the transactions contemplated hereby.

 (b)

This Agreement may be executed in two or more counterparts and by facsimile signature or otherwise, and each of such counterparts shall be deemed an original and all of such counterparts together shall constitute one and the same agreement.

 (c)

Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.  The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of the 50,000 Warrant Shares.

(d)

If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.  The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

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IN WITNESS WHEREOF, this Agreement is executed as of the date first set forth above.

WIZZARD SOFTWARE CORPORATION

By: /s/ Christopher J. Spencer

Name: Christopher J. Spencer

Title: President

CANADA PENSION PLAN INVESTMENT BOARD

By:  /s/ William Chan

Name: William Chan

Title: Portfolio Manager

/s/ Chris Rowan

Chris Rowan

Associate Portfolio Manager

HOLDER’S DTC INSTRUCTIONS:

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